Exhibit 99.1

News Release

Unisys Announces Cash Tender Offer and Consent Solicitation for Any and All of Its Outstanding 6.875% Senior Secured Notes Due 2027

BLUE BELL, Pa., June 11, 2025 — Unisys Corporation (NYSE: UIS) (“we,” “us,” “our” or the “Company”) today announced that it has commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of the Company’s outstanding 6.875% Senior Secured Notes due 2027 (the “Notes”).

In connection with the Tender Offer, the Company is also soliciting consents (the “Consents”) from registered holders (each, a “Holder” and, collectively, the “Holders”) of the Notes (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Indenture”) to eliminate substantially all restrictive covenants and certain events of default applicable to the Notes, release the collateral securing the notes, and modify certain other provisions contained in the Indenture.

The Company is seeking to concurrently (i) amend its existing amended and restated asset-based revolving credit facility (the “ABL Credit Facility”) and (ii) issue up to $700 million aggregate principal amount of its Senior Secured Notes due 2031 subject to market and other conditions ((i) and (ii) together, the “Financing Transaction”). The Company expects to use a portion of the net proceeds from the Financing Transaction, together with cash on hand, to pay the applicable consideration (as described below) for all tendered Notes, plus accrued interest and all related fees and expenses. The Financing Transaction is not conditioned upon the completion of the Tender Offer.

The terms and conditions of the Tender Offer and the Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated June 11, 2025 (the “Offer to Purchase and Consent Solicitation Statement”). The following table summarizes the material pricing terms of the Tender Offer.

Title of Notes	CUSIP Nos./ISINs	Aggregate Principal Amount Outstanding(1)	Tender Offer Consideration (2)(3)	Early Tender Premium (2)	Total Consideration (2)(3)(4)
6.875% Senior Secured Notes due 2027	144A CUSIP: 909214 BV9 Reg S CUSIP: U90921 AF1 144A ISIN: US909214BV97 Reg S ISIN: USU90921AF11	$485,000,000	$976.25	$30.00	$1,006.25

(1)	As of June 11, 2025.

(2)	Per $1,000 principal amount of Notes that are accepted for purchase.

(3)	Excludes accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable, that will be paid on the Notes accepted for purchase.

(4)	Includes the Early Tender Premium (as defined below).

The Tender Offer and the Consent Solicitation will expire at 5:00 p.m., New York City time, on July 11, 2025, unless extended by the Company in its sole discretion (such time and date, as the same may be extended, the “Expiration Time”). Subject to the terms and conditions of the Tender Offer, Holders of Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on June 25, 2025 (such date and time, as the same may be extended, the “Early Tender Expiration”) and not validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on June 25, 2025, unless extended (such date and time, as the same may be extended, the “Withdrawal Time”) will be eligible to receive the Total Consideration set forth in the table above, which includes the Early Tender Premium set forth in the table above. Holders of Notes that are validly tendered after the Early Tender Expiration, but on or prior to the Expiration Time, will be eligible to receive only the Tender Offer Consideration set forth in the table above, which is the Total Consideration less the Early Tender Premium. No tenders will be valid if submitted after the Expiration Time. The “Early Settlement Date” is expected to be on or about June 27, 2025 (the “Early Settlement Date”), but will be determined at the Company’s option, subject to all conditions to the Tender Offer and Consent Solicitation having been satisfied or waived by the Company. The Company reserves the right, in its sole discretion, to extend or forgo the Early Settlement Date, if any. In the event that it forgoes the Early Settlement Date, all Holders whose Notes are accepted for payment by the Company will receive payment on the Final Settlement Date. The Final Settlement Date is expected to be on July 14, 2025, unless extended or earlier terminated by the Company with respect to the Tender Offer in its sole discretion (the “Final Settlement Date”).

In addition, Holders will receive accrued and unpaid interest, if any, on all of their Notes accepted for purchase from the last interest payment date on their Notes, up to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable. Holders that validly tender their Notes pursuant to the Tender Offer will be deemed to have delivered their Consents to the Proposed Amendments by virtue of such tender. Holders may not tender their Notes pursuant to the Tender Offer without delivering their Consents in the Consent Solicitation, and Holders may not deliver Consents without also tendering their Notes.

The consummation of the Tender Offer and the Consent Solicitation is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including, but not limited to, the Company having completed the Financing Transaction on terms and conditions satisfactory to it in its sole discretion, the net proceeds of which, together with cash on hand, are sufficient to pay the aggregate Total Consideration for all the tendered Notes, plus accrued interest and all fees and expenses incurred in connection with the Tender Offer and the Consent Solicitation. The Tender Offer is not conditioned on any minimum amount of Notes being tendered or the receipt of Requisite Consents (as defined below). The Company reserves the right, but is under no obligation, to waive any and all of the conditions of the Offer and the Consent Solicitation at any time, in each case without extending the Withdrawal Time for the Offer, subject to applicable law. The Company reserves the right to terminate or extend the Tender Offer or the Consent Solicitation if any condition to the Tender Offer or the Consent Solicitation is not satisfied (or otherwise in its sole discretion), and to amend the Tender Offer or the Consent Solicitation in any respect.

In order for the Proposed Amendments (other than the release of collateral securing the Notes (the “Security Amendment”)) to be adopted with respect to the Indenture governing the Notes, the Consents must be received in respect of at least a majority of the aggregate principal amount of the Notes then outstanding and, with respect to the Security Amendment, the Consents must be received in respect of at least two thirds of the aggregate principal amount of the Notes then outstanding (in each case, excluding any Notes owned by the Company, any guarantor of the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any guarantor) (the “Requisite Consents”). Following the later of (i) the receipt of the Requisite Consents and (ii) the Withdrawal Time, the Company expects to execute and deliver to the trustee for the Notes a supplemental indenture (the “Supplemental Indenture”) to the Indenture giving effect to the Proposed Amendments. However, the Proposed Amendments will not become operative until and unless the Company purchases all Notes validly tendered (and not validly withdrawn) in the Tender Offer.

Any Notes validly tendered and related Consents validly delivered may be withdrawn or revoked from the Tender Offer and the Consent Solicitation at or prior to the Withdrawal Time. Any Notes validly tendered and related Consents validly delivered at or prior to the Withdrawal Time that are not validly withdrawn or revoked on or prior to the Withdrawal Time may not be withdrawn or revoked thereafter, except in certain limited circumstances where additional withdrawal rights are required by law. In addition, any Notes validly tendered and related Consents validly delivered after the Withdrawal Time may not be withdrawn or revoked, except in certain limited circumstances where additional withdrawal rights are required by law. Any Notes not tendered and purchased pursuant to the Tender Offer will remain outstanding. To the extent less than 100% of the outstanding Notes are tendered and accepted for payment pursuant to the Tender Offer, the Company intends, but is not obligated, to redeem the Notes on or after the par call date of the Notes of November 1, 2025 and satisfy and discharge the Company’s obligations pursuant to the terms of the Indenture. Nothing herein or in Offer to Purchase and Consent Solicitation Statement shall constitute a notice of redemption of the Notes or an obligation to issue a notice of redemption or satisfy or discharge the Indenture.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

BofA Securities is the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offer and the Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as the tender and information agent (the “Tender and Information Agent”) for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation should be directed to BofA Securities by telephone at (980) 388-3646 (call collect) or (888) 292-0700 (toll-free). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (bankers and brokers, call collect) or (855) 654-2014 (all other, toll-free); or by email at contact@gbsc-usa.com.

None of the Company, its board of directors, the Dealer Manager, the Tender and Information Agent, the trustee under the Indenture, the Depository Trust Company nor any of their respective affiliates, makes any recommendation as to whether any Holder should tender or deliver, or refrain from tendering or delivering, any or all of such Holder’s Notes or the Consents, and none of the Company nor any of its affiliates has authorized any person to make any such recommendation. The Tender Offer and the Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and the Consent Solicitation are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Tender Offer and the Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and the Consent Solicitation will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Unisys

Unisys is a global technology solutions company that powers breakthroughs for the world’s leading organizations. Our solutions – cloud, AI, digital workspace, logistics and enterprise computing – help our clients challenge the status quo and unlock their full potential. To learn how we have been helping clients push what’s possible for more than 150 years, visit unisys.com and follow us on LinkedIn.

Forward-Looking Statements

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the completion of the Financing Condition, the anticipated principal amount of securities sold in connection with the Company’s offering of its Senior Secured Notes due 2031, the final terms of the offering and the Company’s anticipated use of proceeds therefrom. These forward-looking statements are based on current assumptions, expectations and beliefs of Unisys and involve substantial risks and uncertainties that may cause actual results and the timing of events to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to market and other general economic conditions, the ability of Unisys to meet the closing conditions required for the consummation of the offering and other risks detailed in filings Unisys makes with the U.S. Securities and Exchange Commission from time to time, including under the heading “Risk Factors” in Unisys’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. Unisys assumes no obligation to update any forward-looking statements.

Contacts
For Investors:
Michaela Pewarski, Unisys, +1 215-274-1254
Investor@unisys.com

For Press:
Patricia Gonzalez, Unisys, +1 817-846-7662
Patricia.Gonzalez@unisys.com

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RELEASE NO.: 0611/10003

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

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